UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2017, following the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Biostage, Inc. (the “Company”), the Company filed a Certificate of Amendment (the “Charter Amendment”) to its Amended and Restated Certificate of Incorporation with the Secretary of State for the State of Delaware. The Charter Amendment increased the number of authorized shares of the Company’s common stock from 60,000,000 to 120,000,000. The Charter Amendment became effective on April 26, 2017.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 26, 2017, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of one Class I Director for a three-year term, such term to continue until the Company’s annual meeting of stockholders in 2020 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal;

(ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

(iii) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock to 120,000,000;

(iv) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the exact ratio of, effective time of and decision whether or not to implement a reverse stock split to be determined by the Company’s Board of Directors; and

(v) the approval of an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of the Company’s common stock available for issuance pursuant to the 2013 Plan by 4,000,000 shares.

The voting results are reported below.

Proposal 1 - Election of Directors

James J. McGorry was elected as a Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2020 and until such Director’s successor is duly elected and qualified or until his earlier resignation or removal. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James J. McGorry	7,593,973	990,743	17,163,574

Proposal 2 - Ratification of the Appointment of KPMG LLP

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
24,973,193	646,749	128,348

Proposal 3 - Amendment to Amended and Restated Certificate of Incorporation – Authorized Common Stock Increase

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
20,585,661	4,874,536	288,093

Proposal 4 – Authority to Amend the Amended and Restated Certificate of Incorporation – Reverse Stock Split

The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the exact ratio of, effective time of and decision whether or not to implement a reverse stock split to be determined by the Company’s Board of Directors, was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
20,479,235	5,083,716	185,339

Proposal 5 - Amendment to 2013 Equity Incentive Plan

The amendment to the 2013 Plan to increase the number of shares of the Company’s common stock available for issuance pursuant to the 2013 Plan by 4,000,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non Votes
6,499,163	1,931,907	153,646	17,163,574

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
3.1	Amendment to Amended and Restated Certificate of Incorporation of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

April 26, 2017	/s/ Thomas McNaughton
(Date)	Thomas McNaughton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amendment to Amended and Restated Certificate of Incorporation of the Company.